Exhibit 99.1

Shutterstock Reports Third Quarter 2012 Financial Results

•                  Quarterly image downloads reach record of 18.7 million

•                  Collection exceeds 21 million images and video clips

•                  Third quarter revenue increased 36% from prior year

•                  Adjusted EBITDA of $10.3 million

NEW YORK, NY — November 15, 2012 — Shutterstock, Inc. (NYSE: SSTK) a leading global provider of commercial digital imagery, today announced financial results for the third quarter ended September 30, 2012.

“We are very pleased with our operating results in the third quarter and for 2012 to date,” said CEO Jon Oringer. “We continue to see strong growth in both volume and revenue across all geographies and all of our product offerings.”

Operating Metrics

	Three Months Ended September 30,
	2012	2011
	(in millions, except revenue per download)
Number of paid downloads	18.7	14.8
Revenue per download	$2.26	$2.10
Images in collection (end of period)	21.7	16.2

Revenue

Revenue for the third quarter was $42.3 million, a 36% increase from the third quarter of 2011.  The Company experienced growth in all product lines and in all major global territories.

Net Income

GAAP net income for the third quarter of 2012 was $8.7 million as compared to $5.7 million in the third quarter of 2011. GAAP net income available to common members for the third quarter of 2012 was $6.6 million or $0.32 per share as compared to $4.3 million or $0.20 per share in the third quarter of 2011.

Non-GAAP net income for the third quarter of 2012 was $9.4 million as compared to $6.3 million in the third quarter of 2011. Non-GAAP net income excludes the after tax impact of non-cash equity based compensation expense.

Adjusted EBITDA

Adjusted EBITDA for the third quarter of 2012 was $10.3 million as compared to $6.9 million in the third quarter of 2011.

Cash

The Company’s cash balance was $28.8 million at September 30, 2012 as compared to $14.1 million as of December 31, 2011.  The Company also had short-term debt of $12.0 million and no long-term debt as of September 30, 2012.  The Company generated $14.0 million of cash from operations in the third quarter of 2012 and $32.9 million of cash from operations in the first nine months of 2012.

Also, during the third quarter, the Company incurred planned capital expenditures related primarily to the purchase of computer servers and networking equipment, and to a lesser extent leasehold improvements, resulting in a cash outlay of approximately $0.6 million.   Cash outlays in this category for the first nine months of 2012 totaled $3.5 million.

Free cash flow for the third quarter of 2012 was $13.4 million as compared to $8.3 million in the third quarter of 2011.

On October 16, 2012, the Company completed its initial public offering that resulted in net proceeds to the Company of $81.8 million after deducting underwriting discounts and commissions.

Financial Outlook

The Company’s current financial and operating expectations for the fourth quarter of 2012, full year 2012 and full year 2013 are as follows:

Fourth Quarter 2012

•                  Revenue of $44 - $45 million

•                  Adjusted EBITDA of $9.0 - $9.5 million

•                  Non-cash equity-based compensation expense of approximately $8 million

•                  Effective and cash tax rate of 43%

•                  Fully diluted adjusted weighted average share count of approximately 34 million

Full Year 2012

•                  Revenue of $164 - $166 million

•                  Adjusted EBITDA of $32.5 - $33.0 million

•                  Fully diluted adjusted weighted average share count of approximately 32 million

Other Full Year 2012 Assumptions

•                  Amortization of intangibles of approximately $0.3 million

•                  Depreciation of approximately $2.5 million

•                  Non-cash equity-based compensation expense of approximately $11 million

•                  Capital expenditures of approximately $5.0 million

Full Year 2013

•                  We are increasing our expectations for revenue to $204 - $208 million

•                  We are increasing our expectations for adjusted EBITDA to $44 - $45 million

•                  Fully diluted share count of approximately 35.5 million

•                  Capital expenditures related to network servers and technology of approximately $5 million

•                  Capital expenditures for leasehold improvements related to a headquarters office expansion/relocation of approximately $6 million

Earnings Teleconference Information

The Company will discuss its third quarter 2012 financial results during a teleconference today, November 15, 2012, at 5:00 PM ET.  To participate, please call 800-706-7749 or 617-614-3474. Please use the conference ID:  3816 7173.

For recorded conference replay starting at 6:00 p.m. ET on November 15, 2012 until November 29, 2012 please call 888-286-8010 or 617-801-6888. Please use the conference ID:  3780 8719.

Non-GAAP Financial Measures

Shutterstock considers adjusted EBITDA, non-GAAP net income, and free cash flow to be important financial indicators of the Company’s operational strength and the performance of its business. Shutterstock defines adjusted EBITDA as earnings adjusted for interest income/(expense), income taxes, depreciation, amortization and non-cash equity-based compensation; non-GAAP net income as net income excluding the after tax impact of non-cash equity based compensation expense; and free cash flow as cash provided by (used in) operating activities adjusted for capital expenditures and interest income/(expense). These figures are non-GAAP financial measures and should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), and should not be considered as a substitute for, or superior to, GAAP results. In addition, adjusted EBITDA, non-GAAP net income, and free cash flow should not be construed as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

A reconciliation of the differences between adjusted EBITDA, non-GAAP net income, and free cash flow, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Consolidated Statements of Operations included below.

Historical Operating Metrics

	Three Months Ended
	9/30/10	12/31/10	3/31/11	6/30/11	9/30/11	12/31/11	3/31/12	6/30/12	9/30/12
	(in millions, except revenue per download)
Number of paid downloads	11.1	12.5	13.3	14.4	14.8	16.2	17.6	18.3	18.7
Revenue per download	$1.89	$1.91	$1.92	$2.01	$2.10	$2.14	$2.13	$2.22	$2.26
Images in our library (end of period)	12.3	13.3	14.4	15.3	16.2	17.4	18.8	20.2	21.7

Amortization of Intangible Assets and Depreciation

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Cost of revenue	$8	$8	$24	$24
General and administrative	55	53	163	159
Total	$63	$61	$187	$183

Included in the accompanying financial results are expenses related to depreciation, as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Cost of revenue	$401	$168	$984	$411
General and administrative	264	181	717	439
Total	$665	$349	$1,701	$850

Adjusted Weighted Average Shares Reconciliation

The following table presents a reconciliation of weighted average shares to adjusted weighted average shares. The adjusted shares give effect to our reorganization from a New York limited liability company to a Delaware corporation on October 5, 2012. The adjusted weighted average shares measure is similar to the expected weighted average shares measure post-reorganization and its sole purpose is for use in calculating adjusted EBITDA per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Weighted average shares	20,882,191	21,380,178	20,957,222	21,678,381
Incremental shares representing conversion of profits interest awards	541,305	571,749	545,893	589,979
Preferred interest shares	6,960,730	7,126,726	6,985,741	7,226,127
Adjusted weighted average shares	28,384,226	29,078,653	28,488,855	29,494,487

About Shutterstock

Shutterstock is a leading global provider of high-quality licensed photographs, vectors, illustrations and videos to businesses, marketing agencies and media organizations around the world. Headquartered in New York City, Shutterstock works closely with its growing contributor community of photographers, videographers, illustrators and designers to curate a global marketplace for royalty-free imagery. Shutterstock adds tens of thousands of rights-cleared images each week, and with more than 21 million images currently available, the Company recently surpassed 250 million image downloads. Shutterstock also owns Bigstock, a value-oriented stock agency that offers both credit and simple Pay As You Go purchase options.

For more information, please visit http://www.shutterstock.com, and follow Shutterstock on Twitter or on Facebook.

Safe Harbor Provision

The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding the Company’s expectations, predictions, beliefs, hopes, intentions or strategies regarding the future.  Forward looking statements include statements regarding the Company’s business strategy, timing of, and plans for, the introduction of new products and enhancements, future sales, market growth and direction, competition, market share, revenue growth, operating margins and profitability.  All forward looking statements included in this document are based upon information available to the Company as of the date hereof.  Actual events or results could differ materially from those contained in the Company’s current projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change prior to the end of the quarter. Although these expectations may change, the Company assumes no obligation to update any such forward looking statement, whether as a result of new information, future developments or otherwise.  Factors that could cause or contribute to such differences include the Company’s inability to continue to attract customers and contributors to its online marketplace for commercial digital imagery; a decrease in repeat customer purchases; a reduction in customer spending; a decrease in contributor participation in the Company’s marketplace; the Company’s inability to evaluate its future prospects; competitive factors; the Company’s inability to prevent the misuse of its imagery; assertions by third parties of infringement or other violations of intellectual property rights by the Company; the Company’s inability to increase market awareness of the Company and its services; the Company’s inability to increase the percentage of its revenues that come from larger companies; the Company’s inability to effectively manage its growth; the Company’s inability to continue expansion into international markets; failure to respond to technological changes or upgrade the Company’s website and technology systems; failure to adequately protect the Company’s intellectual property; general economic conditions worldwide; and other factors and risks discussed in the Company’s Final Prospectus dated October 10, 2012 and other reports filed by the Company from time to time with the Securities and Exchange Commission.  Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Shutterstock Images LLC

Consolidated Balance Sheets

(In Thousands)

	September 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,793	$14,097
Credit card receivables	2,100	964
Accounts receivable, net	1,377	647
Prepaid expenses and other current assets	5,151	1,554
Deferred tax assets	807	644
Due from related party	—	168
Total current assets	38,228	18,074

Property and equipment, net	5,402	3,844
Intangibles, net	1,045	1,029
Goodwill	1,423	1,423
Deferred tax assets	146	58
Other assets	427	427
Total assets	$46,671	$24,855

LIABILITIES, REDEEMABLE PREFERRED MEMBERS’ INTEREST AND MEMBERS’ DEFICIT
Current liabilities:
Accounts payable	$2,325	$1,838
Accrued expenses	13,728	10,875
Contributor royalties payable	6,734	5,261
Deferred revenue	36,214	28,451
Term loan debt	12,000
Other liabilities	95	85
Total current liabilities	71,096	46,510

Other non-current liabilities	5,454	2,548
Total liabilities	76,550	49,058

Commitment and contingencies

Redeemable preferred members’ interest	27,675	33,725
Members’ deficit:
Common members’ interest	5,699	5,699
Accumulated deficit	(63,253)	(63,627)
Total members’ deficit	(57,554)	(57,928)
Total liabilities, redeemable preferred members’ interest, and members’ deficit	$46,671	$24,855

Shutterstock Images LLC

Consolidated Statements of Operations

(In thousands, except for share and per share information)

Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Revenue	$42,260	$31,156	$120,459	$85,543

Operating expenses:
Cost of revenue	16,208	11,373	46,312	32,529
Sales and marketing	9,633	8,493	32,760	22,329
Product development	3,992	2,811	11,062	7,066
General and administrative	3,536	2,539	11,430	6,836
Total operating expenses	33,369	25,216	101,564	68,760
Income from operations	8,891	5,940	18,895	16,783
Other income / (expense), net	(3)	1	2	8
Income before income taxes	8,888	5,941	18,897	16,791
Provision for income taxes	146	253	374	715
Net income	$8,742	$5,688	$18,523	$16,076
Less:
Preferred interest distributed	2,263	1,313	6,050	6,188
Preferred interest discount accretion	—	—	—	4,058
Undistributed earnings (loss) to participating members	(77)	109	(1,419)	(3,183)
Net income available to common members	$6,556	$4,266	$13,892	$9,013

Net income (loss) per basic share available to common members:
Distributed	$0.32	$0.18	$0.87	$0.86
Undistributed	(0.01)	0.02	(0.20)	(0.44)
Basic	$0.31	$0.20	$0.67	$0.42

Net income (loss) per diluted share available to common members:
Distributed	$0.32	$0.18	$0.87	$0.86
Undistributed	(0.01)	0.02	(0.20)	(0.44)
Diluted	$0.31	$0.20	$0.67	$0.42

Weighted average shares outstanding:
Basic	20,882,191	21,380,178	20,957,222	21,678,381
Diluted	20,882,191	21,380,178	20,957,222	21,678,381

Shutterstock Images LLC

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Nine Months Ended September 31,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$18,523	$16,076
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,888	1,033
Deferred taxes	(251)	236
Non-cash equity-based compensation	2,827	1,390
Bad debt reserve	131	—
Changes in operating assets and liabilities:
Credit card receivable	(1,136)	(299)
Accounts receivable	(861)	(349)
Prepaid expenses and other current and non-current assets	(1,066)	(935)
Due from member	168	(37)
Accounts payable and other liabilities	3,429	3,229
Contributors payable	1,473	1,212
Deferred revenue	7,763	7,908
Net cash provided by operating activities	$32,888	$29,464
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(3,268)	(2,742)
Acquisition of patents	(193)	(25)
Security deposit receipt	38	—
Net cash used in investing activities	$(3,423)	$(2,767)
CASH FLOWS FROM FINANCING ACTIVITIES
Term loan facility	12,000	—
Payment of term loan fee	(30)	—
Payment of deferred offering fees	(2,539)	—
Members’ distributions	(24,200)	(24,750)
Net cash used in financing activities	(14,769)	(24,750)
Net increase in cash and cash equivalents	$14,696	$1,947
Cash and cash equivalents—Beginning	14,097	6,544
Cash and cash equivalents—Ending	$28,793	$8,491
Supplemental Disclosure of Cash Information:
Cash paid for:
Income taxes	$300	$1,226
Non-cash financing activities:
Preferred members’ interest accretion	$—	$4,058

Shutterstock Images LLC

Reconciliation of Non-GAAP Financial Information to GAAP

(In thousands, except for share and per share information)

Unaudited

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net income in accordance with generally accepted accounting principles	$8,742	$5,688	$18,523	$16,076
Add/(less):
(a) Depreciation and amortization	728	410	1,888	1,033
(b) Non-cash equity based compensation	670	599	2,827	1,390
(c) Interest (income)/expense, net	3	(1)	(2)	(8)
(d) Provision for income taxes	146	253	374	715
Adjusted EBITDA (1)	$10,289	$6,949	$23,610	$19,206
Adjusted EBITDA per diluted common share	$0.49	$0.33	$1.13	$0.89
Adjusted EBITDA per diluted common share (2)	$0.36	$0.24	$0.83	$0.65

Weighted average shares	20,882,191	21,380,178	20,957,222	21,678,381
Adjusted weighted average shares (2)	28,384,226	29,078,653	28,488,855	29,494,487

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net income	$8,742	$5,688	$18,523	$16,076
(a) Non-cash equity based compensation	670	599	2,827	1,390
(b) Adjustment for the tax impact of certain Non-GAAP adjustments	(11)	(26)	(56)	(59)
Non-GAAP net income	$9,401	$6,261	$21,294	$17,407

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net cash provided by operating activities	$13,966	$9,517	$32,888	$29,464
Interest income/(expense), net	(3)	1	2	8
Capital expenditures	(597)	(1,213)	(3,461)	(2,767)
Free cash flow	$13,372	$8,303	$29,425	$26,689

Adjusted EBITDA	$10,289	$6,949	$23,610	$19,206
Add/(less):
(a) Changes in operating assets and liabilities	3,841	2,746	9,770	10,729
(b) Provision for income taxes	(146)	(253)	(374)	(715)
(c) Deferred income taxes	(96)	74	(251)	236
(d) Provision for doubtful accounts	81	—	131	—
(e) Other (income)/expense, net	(3)	1	2	8
Net cash provided by operating activities	$13,966	$9,517	$32,888	$29,464

(1)         Earnings/(loss) before interest income/(expense), income taxes, depreciation, amortization, non-cash equity-based compensation and other non-cash charges.

(2)         The adjusted shares give effect to our reorganization from a New York limited company to a Delaware corporation and includes incremental shares for profit interest awards and preferred shares that are excluded from the weighted average shares.

Media Contacts:

Meagan Kirkpatrick	Denise Garcia
Shutterstock, Inc.	ICR
mkirkpatrick@shutterstock.com	denise.garcia@icrinc.com